Exhibit 10.18

OPTION AGREEMENT

AND

RULES GOVERNING THE GRANT OF OPTIONS UNDER THE

SIBELIUS SOFTWARE LIMITED

ENTERPRISE MANAGEMENT INCENTIVE SCHEME

(GRANTED AUGUST 2004)

Deloitte & Touche

Hill House

1 Little New Street

London

EC4A 3TR

OPTION AGREEMENT

(relating to the grant of an Option under Schedule 14 FA 2000)

THIS DOCUMENT IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE

THIS OPTION AGREEMENT is made the 16th day of August 2004

BETWEEN:

(1)	Sibelius Software Limited (registered no 03338819) whose registered office is at 20-22 City North, Fonthill Rd, London N4 3HN (“the Company”) and

(2)	__________________________________ (“the Option Holder”)

SUPPLEMENTAL to the rules of the Sibelius Software Limited Enterprise Management Incentive Scheme (“the Scheme”) adopted by the Company on 9/1/2001 and amended on 30/12/03 as set out at the Schedule to this Option Agreement. Any words or expressions used in this Option Agreement and defined by the Scheme shall bear the same meaning herein.

WHEREAS the Option Holder is an Eligible Employee of the Company and the Company has elected to grant the Option Holder a Qualifying Option subject to and in accordance with the Scheme.

NOW THIS DEED WITNESSETH as follows:

A.           The Company HEREBY GRANTS a Qualifying Option to the Option Holder; and

B.	The Option Holder HEREBY AGREES to be bound in all respects by the provisions of the Scheme and HEREBY ACCEPTS the grant on the following terms:

TERMS OF QUALIFYING OPTION

1.	Under the terms of the Scheme the Option Holder may acquire the number of ordinary shares in the Company stated at 5(a) below at the Option Price per share stated at 5(b) below.

2.	The Qualifying Option is granted and exercisable subject to the terms and conditions set out in the Scheme and in this Option Agreement.

3.	The Qualifying Option is personal to the Option Holder and is not transferable, assignable or chargeable.

4.	The Qualifying Option shall not be exercisable on or after the 10th Anniversary of the Date of Grant.

5.	The details of the grant are as follows:

(a)	Number of shares subject to the Qualifying Option: see table in (c) below

(b)	Option Price per share	: £1.00

(c)	Subject to (d) below and the rules of the Scheme, the Qualifying Option shall Vest on the following dates in respect of the following Shares subject to the Qualifying Option at the Date of Grant:

Date	Shares
16 August 2004
16 August 2004
1 January 2005
1 January 2006

(d)

Exercise of the Qualifying Option shall be conditional on the Option Holder signing an election under s431(1) ITEPA 2003 (unless at or prior to the time of exercise this condition has been expressly waived by the Company).

6.

Any Shares allotted or transferred pursuant to the exercise of the Qualifying Option are subject to the Memorandum and Articles of Association of the Company, including without limitation the restrictions and provisions for forfeiture set out in Article 8.1:

“8.1

... in the case of a Relevant Member or the Relevant Executive in relation to a Relevant Member ceasing to be a Relevant Executive at any time, then within 12 months after such cessation, the Directors may serve notice on such Relevant Member requiring such Relevant Member to give a Transfer Notice (as defined in Article 5) in respect of all of the shares held by such Relevant Member for a price per share of either:

(a)

if such Relevant Member or Relevant Executive in relation to a Relevant Member shall have ceased to be a Relevant Executive in circumstances involving a breach by the Relevant Executive of his service agreement or terms of his service or leaves voluntarily except on death, ill health or on retirement age ("a Bad Leaver Event"), then the price per share shall be:

(i)	in the case where such Relevant Executive is one of the Executives:

(aa)

where such Executive commits a Bad Leaver Event prior to the first anniversary of the adoption of these Articles of Association, then the price per share shall be 25% of the market value of the shares as determined in accordance with Article 5;

(bb)	where such Executive commits a Bad Leaver Event on any day following the first anniversary but before the second anniversary of the

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adoption of these Articles of Association, then the price per share shall be 50% of the market value of the shares as determined in accordance with Article 5;

(cc)

where such Executive commits a Bad Leaver Event on any day following the second anniversary of the adoption of these Articles of Association but before the third anniversary, then the price per share shall be 75% of the market value of the shares as determined in accordance with Article 5; and

(dd)

where such Executive commits a Bad Leaver Event at any time after the third anniversary of the adoption of these Articles of Association, then the price per share shall be the market value of the shares as determined in accordance with Article 5.

(ii)	in all other cases, the lower of cost and market value as determined in accordance with Article 5; and

(b)

if such Relevant Member or Relevant Executive in relation to a Relevant Member shall have ceased to be a Relevant Executive for any other reason than those reasons specified in paragraph (a) above, then the price per share shall be market value as determined in accordance with Article 5.

The parties have shown their acceptance of the terms of this Option Agreement by executing it as a deed at the end of the Schedules.

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SCHEDULE TO THE OPTION AGREEMENT

THE RULES OF THE SIBELIUS SOFTWARE LIMITED

ENTERPRISE MANAGEMENT INCENTIVE SCHEME

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1.	INTERPRETATION AND CONSTRUCTION
1.1	Definitions

Unless the context requires otherwise, words and expressions used in these Rules are defined in Rule 17.1.

1.2	Construction

Words or expressions used herein shall where appropriate:

(a)	when denoting the masculine gender include the feminine and vice-versa;

(b)	when denoting the singular include the plural and vice versa;

(c)	when referring to any enactment be construed as a reference to that enactment as for the time being consolidated, amended, re-enacted or replaced and shall include any regulations made thereunder;

(d)	when a period of time is specified and starts from a given day or the day of an act or event, be calculated exclusive of that day; and

(e)	be construed such that the headings and sub-headings are for ease of reference only, and do not affect the interpretation of any Rule;
(f)	be construed where not otherwise defined in the Rules to have the same meanings as in Schedule 14.

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2.	STATEMENT OF PURPOSE

Qualifying Options granted at any time pursuant to these Rules are granted for commercial reasons in order to recruit and / or retain certain employees. These Rules are not part of a scheme or arrangement the main purpose or one of the main purposes of which is to avoid taxation.

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3.	GRANT OF OPTIONS
3.1	General
(a)

Subject to Schedule 14 and subject to these Rules, the Directors, acting for and on behalf of the Company, may grant any Eligible Employee a Qualifying Option over such number of Shares at such Option Price and with such conditions of exercise as the Company may determine.

(b)	A Qualifying Option shall be granted in accordance with the provisions of Schedule 14.

(c)	Qualifying Options shall only be granted to individuals who are Eligible Employees.

3.2	Notice of Grant

On the grant of a Qualifying Option, a Notice of Grant shall be given by the Employer Company to the Inland Revenue within 30 days of the Date of Grant (or such further or other period as the Inland Revenue or statute may allow, permit or require) and shall:

(a)	be in the form required by the Inland Revenue as set out in Schedule I to these Rules, or in such form as required by the Inland Revenue from time to time;
(b)	be supported with a copy of the Option Agreement and or such other documents particulars and information as may be required by the Inland Revenue from time to time;
(c)	contain a declaration by the Option Holder that he satisfies the Working Time requirement;
(d)	contain a declaration by a Director or the Secretary of the Employer Company that:
(i)	in his opinion the requirement of Schedule 14 are met; and
(ii)	the information provided is to the best of his knowledge correct and complete.
3.3	Failure to give valid Notice of Grant

If the Employer Company or the Option Holder fails to give a valid Notice of Grant in the manner set out in Rule 3.2 above the Qualifying Option shall be wholly void and of no effect whatsoever save for the purpose of assessing any claim for loss or damage consequent upon such failure.

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3.4	Contents of Option Agreement

The Qualifying Option shall be agreed in writing between the Company and the Option Holder, and shall state:

(a)	the Date of Grant;

(b)          that the Qualifying Option is granted under the provisions of the Schedule 14;

(c)           the number or maximum number of Shares over which the Option is granted;

(d)          the Option Price, or the method by which the Option Price is to be determined;

(e)	the Exercise Period;
(f)	any Conditions of Exercise;
(g)	any Employment-Related Securities Conditions;
(h)	details of any restrictions attaching to the Shares; and
(i)	whether or not the Shares are subject to Forfeiture Conditions and if so, shall contain details of the relevant conditions.

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4.	INDIVIDUAL LIMIT
4.1	Maximum of £100,000 of shares

The number of Shares over which a Qualifying Option may be granted to any Eligible Employee shall be limited and take effect so that the total Market Value of Shares subject to unexercised Qualifying Options granted to that Eligible Employee by the Company or any other Group Company does not exceed £100,000.

4.2	CSOP options included in the limit

Where, at the time a Qualifying Option is granted to an Eligible Employee, he holds any unexercised CSOP Options granted by reason of his employment with the Company or any Group Company, those CSOP Options shall be treated for the purposes of this Rule as if they were unexercised Qualifying Options for the purposes of Rule 4.1.

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5.	MAXIMUM NUMBER OF OPTION HOLDERS

There is no limit on the number of Eligible Employees who may hold Qualifying Options at any one time.

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6.	ORDINARY SHARE CAPITAL
6.1	Availability of authorised capital and Shares

The Company shall at all times keep available sufficient authorised and unissued Shares or shall procure that sufficient Shares are available for transfer to satisfy the exercise to the full extent still possible of all Qualifying Options which have neither lapsed nor been fully exercised taking account of any other obligations of the Company to provide shares of the same class as Shares.

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7.	CONDITIONS OF EXERCISE
7.1	Requirements

When granting any Qualifying Option the Company may impose any conditions and limitations (additional to any conditions and limitations contained in any other of these Rules) upon the exercise of such Qualifying Option provided that such additional conditions and limitations shall:

(a)	be objective, specified at the Date of Grant and set out in full in, or details given with, the Option Agreement; and

(b)

be such that rights to exercise such Qualifying Option after the fulfilment or attainment of any conditions and limitations so specified shall not be dependent upon the further discretion of any person.

7.2	Conditions not capable of being satisfied

Where such additional conditions or limitations have been imposed and have in the opinion of the Directors ceased to be capable of being satisfied or being satisfied in full except as a result of an event to which Rule 12 applies that Qualifying Option shall lapse in whole or in part as the case may be.

7.3	Employment-Related Securities Conditions

When granting any Qualifying Option the Company may impose a condition on the exercise of such Qualifying Option requiring the Option Holder to sign an election under s431(1) ITEPA 2003 or under any other provision of Chapter 2 of Part 7 ITEPA 2003.

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8.	NON-TRANSFERABLE

Save as provided in Rule 9.4, no Qualifying Option nor any right thereunder shall be capable of being transferred assigned or charged in any manner whatsoever. Upon any such purported transfer, assignment, or charge the Qualifying Options shall immediately lapse and cease to be exercisable.

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9.	RIGHTS TO EXERCISE OPTIONS
9.1	General

Save as provided in Rules 9.3, 9.4, 9.5, 9.6 and Rule 12 a Qualifying Option:

(a)	shall not be exercisable before it has Vested; and

(b)

shall not be exercisable or capable of being released in exchange for a Replacement Option until any additional conditions and limitations imposed on the Qualifying Option (and which have not been waived) in accordance with Rule 7 have been fulfilled; but

(c)

subject to Rule 9.2, a Qualifying Option may thereafter be exercised in whole or in part at any time or from time to time provided that, unless the Directors determine otherwise, the exercise would not be during a Proscribed Period.

9.2	Last date of exercise

A Qualifying Option shall cease to be exercisable and lapse at midnight on the day before the date which is 10 years from its Date of Grant (or the expiry of such shorter period as may be determined by the Company at the time of grant).

9.3	Termination of Employment - General

Subject to Rules 9.4 and 9.5, if an Option Holder ceases to hold office or employment with the Group, any Qualifying Options held by the Option Holder concerned shall lapse on the date of cessation.

9.4	Death of the Option Holder

Subject to Rule 9.2, if an Option Holder dies, his legal personal representatives may exercise all or any of his Qualifying Options in whole or in part within 12 months of his death failing which the Qualifying Options in question shall lapse on the expiry of that period.

9.5	Termination of Employment in other circumstances
(a)

Subject to Rule 9.1(b) and 9.2, a Qualifying Option may be exercised within six months following the date on which the Option Holder ceases to hold an office or employment within the Company (or within such other period as the Board in its discretion may determine before the expiry of that six month period) or a Group Company if such cessation is a result of:

(i)	injury or disability;

(ii)  redundancy within the meaning of the Employment Rights Act 1996;

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(iii)	retirement at normal retirement age, being the age at which he is either bound or entitled to retire in accordance with his contract of employment;

(iv)	early retirement by agreement with his employer;

(v)	the company which employs him ceasing to be under the Control of the Company;

(vi)	the transfer or sale of the undertaking or part-taking in which he is employed to a person who is neither under the Control of the Company nor a Group Company;

(vii)	any other reason at the discretion of the Directors (exercised within 14 days of the cessation),

failing which the Qualifying Option in question shall lapse on the expiry of that period.

(b)

For the purpose of Rule 9.3 a woman who leaves employment due to pregnancy will be regarded as having left employment on the day on which she indicates that she does not intend to return to work. In the absence of such indication she will be regarded as having left employment on the last day on which she is entitled to return to work under the Employment Rights Act 1996, or if later, any other date specified in the terms of her employment.

9.6	Transfer Abroad

If an Option Holder, whilst continuing to hold an office or employment with the Company or a Group Company, is transferred to work in another country and as a result of that transfer the Option Holder will either:

(a)

become subject to income tax on his remuneration in the country to which he is transferred and the Directors are satisfied that as a result he will suffer a tax disadvantage upon exercising a Qualifying Option; or

(b)

become subject to restrictions on his ability to exercise a Qualifying Option or to deal in the Shares issuable upon the exercise of that Qualifying Option by reason of or in consequence of, the securities laws or exchange control laws of the country to which he is transferred, the Option Holder may, subject to Rule 9.1(b), exercise the Qualifying Option in the period commencing three months before and ending three months after the transfer takes place.

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10.	EXERCISE OF OPTIONS
10.1	Procedure on exercise

A Qualifying Option may be exercised, in whole or in part, by the delivery to the Secretary of the Company or its duly appointed agent of the following:

(a)	an Option Agreement covering at least all of the Shares over which the Qualifying Option is then to be exercised;
(b)	the Notice of Exercise in the prescribed form duly completed and signed by the Option Holder (or by his duly authorised agent); and
(c)	subject to Rule 10.4, a remittance for the Option Price multiplied by the number of Shares over which the Qualifying Option is to be exercised.

If any conditions must be fulfilled before any Qualifying Option is to be exercised, the delivery of the Option Agreement and the completed Notice of Exercise shall not be treated as effecting the exercise of a Qualifying Option unless and until the Directors are satisfied that the conditions have been fulfilled.

10.2	Issue or transfer of Shares

The Directors shall issue or procure the transfer of Shares to be allotted or transferred pursuant to the exercise of a Qualifying Option within 28 days following the effective date of exercise of the Qualifying Option.

10.3	Deductions

If the Company or any Group Company is obliged to account for any Tax Liability for which the Option Holder in question is liable by virtue of the exercise of the Qualifying Option and neither that nor any other Group Company is able to withhold the appropriate amount from that Option Holder’s remuneration or has received payment from him of a corresponding amount, the Company shall be entitled to discharge such Tax Liability by selling such number of Shares in respect of which the Qualifying Option has been validly exercised and transferring the balance of the Shares to the Option Holder.

10.4	Cashless exercise

The Directors may, in their discretion, permit the Option Holder to satisfy the remittance of the Option Price by electing to have the Company withhold such number of Shares otherwise deliverable under the Option to be exercised as shall when sold be equal to the value of the Option Price per Share multiplied by the total number of Shares in respect of which the Option Holder is exercising the Option. If any conditions must be fulfilled before any Qualifying Option is to be exercised the delivery of the Notice of Exercise shall not be treated as effecting the exercise of a Qualifying Option unless and until the Company is satisfied that the conditions have been fulfilled.

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11.	LAPSE OF OPTIONS
11.1	General

A Qualifying Option shall immediately cease to be exercisable and shall lapse on the earliest of:

(a)	the expiry of any of the periods referred to in Rules 9.2, 9.3, 9.4 and 9.5;

(b)	subject to Rule 9.2, the expiry of any of the periods referred to in Rule 12;

(c)

the date on which the Directors determine that the Conditions of Exercise imposed on the exercise of a Qualifying Option in accordance with Rule 7.1 have ceased to be capable of being achieved or satisfied in full;

(d)	the date on which it is purported to be transferred or assigned (other than by reason of death in accordance with Rule 9.4), mortgaged, charged or otherwise disposed of by the Option Holder;

(d)	the presentation of any petition to any court of competent jurisdiction by which an order is sought for the bankruptcy of the Option Holder;

(e)	upon the Option Holder making an application for an interim order or any proposal for a voluntary arrangement within Part VIII of the Insolvency Act 1986;

(f)	upon the Option Holder proposing any form of compromise with his creditors or any class of creditors;

(g)

the date on which the Option Holder is deprived (otherwise than on death) of the legal or beneficial ownership of the Qualifying Option by operation of law or by the Option Holder doing or omitting to do anything which causes him to be so deprived;

(h)

the variation of the Option Holder’s contract of employment where the variation has the effect of reducing the Option Holder’s contractual hours of work by more than 15% since his Option was granted, but only in respect of the equivalent percentage of Shares subject to the Option or, at the Board’s discretion, a lesser percentage of Shares subject to the Option.

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12.	TAKEOVER, RECONSTRUCTION AND AMALGAMATION, LIQUIDATION
12.1	General Offer

Subject to Rule 9.2 if any person obtains Control of the Company as a result of making:

(a)

an offer to acquire the whole of the issued Ordinary Share Capital of the Company which is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or

(b)	a general offer to acquire all the shares in the Company which are of the same class as those to which the Qualifying Option relates;

(“a General Offer”), a Qualifying Option may be exercised within forty days of such change of Control.

12.2	Control

For the purposes of Rule 12.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

12.3	Compromise

Subject to Rule 9.2, if any person obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986 (“a Compromise”), an Option may be exercised within forty days of the court sanctioning the Compromise.

12.4	Section 428

Subject to Rule 9.2, if any person becomes bound or entitled to acquire shares under sections 428 to 430F of the Companies Act 1985 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986 (“Section 428”), an Option may be exercised at any time when that person remains so bound or entitled.

12.5	Liquidation

If notice is duly given of a resolution for the voluntary winding-up of the Company, a Qualifying Option may be exercised within forty days from the date of the resolution.

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12.6	Directors Discretion

Subject to Rule 9.2, the Directors reserve the discretion to extend the period in which a Qualifying Option may be exercised pursuant to Rule 12.

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13.	REPLACEMENT OPTIONS
13.1	Grant of Replacement Options

If any company ("the Acquiring Company"):

(a)	obtains Control of the Company as a result of making a general offer in accordance with Rule 12.1; or

(b)	obtains Control of the Company as a result of a Compromise in accordance with Rule 12.3 or

(c)	becomes bound or entitled to acquire the Shares under Section 428 in accordance with Rule 12.4, or

(d)	obtains all the Shares as a result of a Qualifying Exchange within Rule 13.3,

an Option Holder may (or, in the case where the Option Holder is a Significant Participant and the Acquiring Company so requires, shall) at any time within the period set out in Rule 13.2, by agreement with the Acquiring Company, release any Qualifying Option which has not lapsed ("the Old Option") in consideration of the grant to him of an Option ("the New Option") which relates to shares in the Acquiring Company and qualifies as a Replacement Option as set out in Rule 13.4.

13.2	Period within which Replacement Option to be granted

The New Option must be granted within the following periods:

(a)

if the change of Control is by reason of a general offer in accordance with Rule 13.1, the period of three months beginning with the time when the person making the offer has obtained control of the Company and any condition subject to which the offer is made is satisfied;

(b)

if the change of Control is by reason of a Compromise (in accordance with Rule 12.3) or a Qualifying Exchange the period of three months beginning with the time when the Acquiring Company obtains Control of the Company whose shares are subject to the old Option;

(b)	if the change of Control occurs under Section 428, the period during which the Acquiring Company remains bound or entitled in accordance with those procedures.

13.3	Exchange of Shares
(a)

An exchange of shares will be treated as a Qualifying Exchange where arrangements are made in accordance with which a company ("the New Company") acquires all the shares ("Old Shares") in another company ("the Old Company") and the following conditions are met.

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(i)	that the consideration for the Old Shares consists wholly of the issue of shares ("New Shares") in the New Company;

(ii)	that New Shares are issued in consideration of Old Shares only at times when there are no issued shares in the New Company other than:

•	subscriber shares, and

•	New Shares previously issued in consideration of Old Shares;

(iii)	that the consideration for New Shares of each description consists wholly of Old Shares of the corresponding description;

(iv)	that New Shares of each description are issued to the holders of Old Shares of the corresponding description in respect of, and in proportion to, their holdings; and

(v)

that by virtue of section 127 of the Taxation of Chargeable Gains Act 1992 as applied by section 135(3) of that Act, the exchange of shares is not treated as involving a disposal of the Old Shares or an acquisition of the New Shares.

(b)

For the purposes of this Rule Old Shares and New Shares are of a corresponding description if, on the assumption that they were shares in the same company, they would be of the same class and carry the same rights, and references to "shares", except in the expression "subscriber shares", includes securities.

13.4	Qualifying requirements for Replacement Option

A New Option qualifies as a Replacement Option only if:

(a)	the New Option is granted to the Option Holder by reason of his employment:

(i)	with the Acquiring Company, or

(ii)	if that company is a Parent Company, with that company or another Group Company;

(b)

at the time of the release of rights under the Old Option, the purpose for granting the New Option is for bona fide commercial reasons in order to recruit or retain a key employee, and not as part of a scheme or arrangement the main purpose, or one of the main purposes, of which is the avoidance of tax;

(c)	at the time of the release of rights under the Old Option, Rule 5 (number of employees who may hold Qualifying Options) is met in relation to the New Option;

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(d)	at that time,

(i)	the Independence Requirement and the Trading Activities Requirement are met in relation to the Acquiring Company;

(ii)	the individual to whom the New Option is granted is an Eligible Employee in relation to the Acquiring Company; and

(iii)	the New Option would satisfy the requirements of being a Qualifying Option set out in part V of Schedule 14;

(e)

the total Market Value, immediately before the release, of the Shares which were subject to the Old Option is equal to the total Market Value, immediately after the grant, of the Shares in respect of which the New Option is granted; and

(f)

the total amount payable by the employee for the acquisition of shares in pursuance of the New Option is equal to the total amount that would have been payable for the acquisition of shares in pursuance of the Old Option.

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14.	LOSS OF OFFICE OR EMPLOYMENT
(a)

The grant of a Qualifying Option does not form part of the Option Holder's entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between an Eligible Employee and any company give such Eligible Employee any right or entitlement to have a Qualifying Option granted to him in respect of any number of Shares or any expectation that a Qualifying Option might be granted to him whether subject to any conditions or at all and the grant of a Qualifying Option shall not give him any entitlement or expectation that further Qualifying Options will be granted.

(b)

The rights and obligations of an Option Holder under the terms and conditions of his office or employment shall not be affected by his participation under these Rules or any right he may have to participate.

(c)

An individual who participates under these Rules waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever, whether lawful or not, in so far as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Qualifying Option under these Rules as a result of such termination or from the loss or diminution of value of such rights or entitlements. If necessary, the Option Holder's terms of employment shall be varied accordingly.

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15.	ADJUSTMENTS
15.1	General rule

The number of Shares over which a Qualifying Option is granted and the Option Price thereof shall be adjusted in such manner as the Directors shall determine following any capitalisation issue, rights issue, subdivision, consolidation or reduction of share capital of the Company or any other variation of share capital to the intent that (as nearly as may be) the total Option Price multiplied by the number of Shares that is payable in respect of a Qualifying Option shall remain unchanged, provided that no adjustment made pursuant to this Rule 15 shall be made without the prior approval of the Inland Revenue (so long as at the time of the proposed adjustment under this Rule 15 there exist unexercised Qualifying Options for which there has been no Disqualifying Event).

15.2	Reduction of Option Price to below nominal value

Subject to Rule 15.3 below, an adjustment may be made under Rule 15.1 above which would have the effect of reducing the Option Price of unissued shares to less than the nominal value of a Share, but only if, and to the extent that, the Directors shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the aggregate nominal value of the Shares in respect of which the Qualifying Option is exercisable exceeds the aggregate adjusted Option Price, so that on exercise of any Qualifying Option in respect of which the Option Price has been reduced, the Directors shall capitalise and apply such sum (if any) as is necessary to pay up the amount by which the aggregate nominal value of the Shares in respect of which the Qualifying Option is exercised exceeds the aggregate Option Price for such Shares.

15.3	Option over issued and unissued Shares

Where a Qualifying Option subsists over both issued and unissued Shares, an adjustment permitted by Rule 15.2 above, may only be made if the reduction of the Option Price of both issued and unissued Shares can be made to the same extent.

15.4	Administrative steps

The Directors shall forthwith notify Option Holders of any adjustment made under this Rule 15 and may take such steps and the Company shall execute such documents as it considers necessary to give effect to such adjustment. Furthermore, and without limitation to the generality of the foregoing, the Directors may call in, cancel, endorse, issue or reissue any Option Agreement subsequent upon such adjustment.

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16.	GENERAL
16.1	Amendments

(a)

Subject to Rules 16.1(b) to (e), the Directors shall have the discretion to amend or add to these Rules, and impose additional conditions or requirements on the Qualifying Options or on the terms on which Shares are acquired.

(b)	No amendments may be made to these Rules which would have the effect of causing the Options to cease to be Qualifying Options.
(c)

The Directors may at any time make such alterations (including additions) to the Rules as are necessary to secure that the Rules are in accordance with Schedule 14 and continue to be in accordance with Schedule 14.

(d)	No amendment or addition shall be made to these Rules which would abrogate or adversely affect the subsisting rights of Option Holders unless:
(i)	where the rights are enjoyed by a single Option Holder and are not enjoyed by any other Option Holder or class of Option Holders, it is made with the written consent of that Option Holder; or
(ii)	where the rights are enjoyed by all Option Holders or any class of Option Holders then:
(1)

with the consent in writing of such number of Option Holders or class of Option Holders (as the case may be) as hold Qualifying Options under the Scheme to acquire 75 per cent of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised; or

(2)	by a resolution at a meeting of Option Holders or class of Option Holders passed by not less than 75 per cent of the Option Holders who attend and vote either in person or by proxy;

and for the purpose of this Rule 17.1(d) the Option Holders or any class of Option Holders shall be treated as the holders of a separate class of share capital and the provisions of the Articles of Association of the Company relating to class meetings shall apply mutatis mutandis.

(e)	No amendment or addition shall be made to the conditions or limitations of exercise set out in a particular Option Agreement, unless:

(i)        an event occurs which causes the Company to consider that a waived, varied or amended condition would be a fairer measure of performance and would be no more difficult to satisfy; or

(ii)       the Option Holder party to that Option Agreement gives his written consent to such amendment or addition;

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except that the Company may at its discretion waive any Employment-Related Securities Condition at or prior to the date on which a Qualifying Option is exercised.

16.2	Termination

The Scheme shall terminate upon the tenth anniversary of its adoption by the Company in general meeting or at any earlier time by the passing of a resolution by the Directors or by ordinary resolution of the Company in a general meeting. Termination shall be without prejudice to the subsisting rights of Option Holders.

16.3	Conflict with Schedule 14

If there is any conflict between the provisions of these Rules and Schedule 14, Schedule 14 shall take precedence.

16.4	Notices and documents
(a)	Option Holders not otherwise entitled thereto may at the discretion of the Company be sent copies of notices and other documents sent by the Company to its ordinary shareholders generally.

(b)	Written notice of any amendment made in accordance with this Rule 16 shall be given to those Option Holders affected by such amendment.

(c)

Any notice or other document required to be given hereunder to any Option Holder shall be delivered to him or sent by first class pre-paid post to him at his home address according to the records of the Company or such other address as may appear to the Directors to be appropriate. Any notice or other document required to be given to the Directors shall be delivered to the Directors or sent by first class pre-paid post to the Directors at the Company's registered office or such other address as may be determined by the Directors to be appropriate. Notices sent by post shall be deemed to have been given on the fifth day following the date of posting.

16.5	Disputes

The decision of the Directors in any dispute or question relating to any Qualifying Option shall be final and conclusive subject to the terms of this Scheme.

16.6	Governing Law

These Rules shall be governed by and construed in accordance with English law.

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17.	SUPPLEMENTARY PROVISIONS
17.1	Definitions

In these Rules, unless the context requires otherwise the following words and expressions are defined or otherwise explained by the provisions indicated:

Words / expressions / Schedule 14 Reference	Meaning
Acquiring Company	any company which has obtained Control of the Company in accordance with any of the provisions of Rule 12;
Adoption Date	the date on which these Rules are adopted by the Company;
Arrangements	includes any scheme, agreement or understanding, whether or not legally enforceable;
Committed Time	the meaning given by paragraph 29 of Schedule 14;
the Companies Act	the Companies Act 1985;
the Company	Sibelius Software Limited (registered number 03338819) being a Qualifying Company;
Compromise	the meaning given by Rule 12.3;
Conditions of Exercise	in relation to any Qualifying Option, or Shares acquired on the exercise of any Qualifying Option, the conditions imposed in accordance with Rule 7.1;
Connected Person	the meaning given by section 839 of the Taxes Act;
Control	the meaning given by section 840 of the Taxes Act;
CSOP Option	a right to acquire shares under a scheme approved under Schedule 9 to the Taxes Act by reference to the requirements of Part IV of that Schedule (non-savings-related share option schemes);

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Date of Grant	the date on which a Qualifying Option is granted to an Eligible Employee;
Directors	the board of Directors of the Company or a duly authorised committee thereof;
Disqualifying Event	the meaning given by paragraphs 47 to 52 of Schedule 14;
Eligible Employee

any individual who:

(a)  is an employee of a Group Company;

(b)  whose Committed Time amounts to at least 25 hours a week, or if less, 75% of his Working Time; and

(c)  does not have a Material Interest in any Group Company;

Employees’ Share Scheme	the meaning given by section 743 of the Companies Act 1985;
Employer Company	the company by reference to which Option Holder is an Eligible Employee;
Employment-Related Securities Condition	in relation to any Qualifying Option, or Shares acquired on the exercise of any Qualifying Option, any condition imposed in accordance with Rule 7.3;
Excluded Activities	the meaning given by paragraph 19 of Schedule 14 as supplemented by paragraphs 20 to 26 inclusive of Schedule 14;
Exercise Period	the period during which a Qualifying Option may be exercised, which in any event shall commence no later than the day before the 10th anniversary of the Date of Grant;
Forfeiture Condition	any condition attaching to the Shares which makes the interest in the Shares only conditional within the meaning of section 140C of the Taxes Act;

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Group And Group Company	"group", in relation to a Parent Company, means that company and its 51% subsidiaries and "Group Company” shall be construed accordingly;
Independence Requirement	the meaning given by paragraph 13 of Schedule 14;
ITEPA 2003	Income Tax (Earnings and Pensions) Act 2003;
Market Value

shall be determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992, and:

(a)    where the Shares will be subject to restriction or risk of forfeiture shall exclude the effect of any such restriction or risk; and

(b)   for the purpose of calculating the total Market Value of Shares subject to unexercised Qualifying Options the Market Value of a Share shall be calculated by reference to the date on which the Qualifying Option over that Share was granted;

Material Interest	the meaning given by paragraph 30 of Schedule 14;
Notice of Exercise	a notice of exercise in accordance with the form set out in Schedule II or such other form as may be prescribed or required by the Directors or the Inland Revenue from time to time;
Notice of Grant	the notice of grant of the Qualifying Option issued by the Employer Company in accordance with Rule 3.2;
Option	a right to acquire Shares;
Option Agreement

an agreement between the Company and an Eligible Employee which shall evidence the grant of the Qualifying Option, which shall be in accordance with the Rules of the Scheme and which shall be in such form as may be prescribed by the Directors or the Inland Revenue from time to time;

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Option Holder	an Eligible Employee that has been granted Qualifying Options (or his legal personal representatives where the circumstances permit);
Option Price	the price per Share determined by the Directors being , in the case of a Qualifying Option which is a right to subscribe for Shares, not less than the nominal value of a Share;
Ordinary Share Capital	the meaning given by section 832(1) of the Taxes Act;
Parent Company	a company that has one or more 51% subsidiaries;
Proscribed Period

the period of eight weeks preceding the announcement of the Company’s annual or interim results to the London Stock Exchange or any other time at which dealings in Scheme Shares by directors would be proscribed due to the existence of unpublished price sensitive information, whether by the Model Code of the London Stock Exchange, the Criminal Justice Act 1993, the Company’s code on insider dealing or otherwise;

Qualifying Company	a company that meets the requirements of Part III of Schedule 14;
Qualifying Exchange	an exchange of Shares in accordance with Rule 13.2;
Qualifying Option

any right to acquire Shares:

(a)        in relation to which the requirements of Schedule 14 are met at the Date of Grant, and,

(b)        of which Notice of Grant is given to the Inland Revenue in accordance with paragraph 2 of Schedule 14;

and, where the circumstances permit, a Replacement Option in relation to that Qualifying Option;

Qualifying Subsidiary	a 75% subsidiary satisfying the requirements of paragraph 15 of Schedule 14;

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Relevant Company	the company (being either the Company or any Group Company) which incurs a Tax Liability as set out in Rule 10.3;
Replacement Option	an Option granted in accordance with Rule 13;
the Rules	these rules together with any schedules or appendices to these rules;
Share	a share in the issued ordinary share capital of the Company which shall satisfy the requirements of paragraph 38 of Schedule 14;
Schedule 14	schedule 14 to the Finance Act 2000;
Significant Participant

(a) an Option Holder who holds a Qualifying Option over Shares which, if added to Shares under any other Qualifying Option and any option granted to him under any other employee share scheme, are equal to or greater than 0.75% of the fully diluted issued share capital of the Company as at the Date of Grant of the Qualifying Option; or

(b) any other Option Holder who is so designated at the discretion of the Directors at the Date of Grant in respect of the Qualifying Option;

Tax Liability

a liability to account for any tax, national insurance, social security or other levies in respect of the Qualifying Option (whether by reason of grant, exercise, Disqualifying Event or otherwise), including for the avoidance of doubt any liability arising after the termination of the Option Holder’s employment for whatever reason and which

(a)    may arise or be incurred in any jurisdiction whatsoever and,

(b)   by the law of the same jurisdiction may or shall be recovered from the person entitled to the Qualifying Option,

but not including any secondary class 1 national insurance contributions.

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Tax Year	a year of assessment;
Taxes Act	the Income and Corporation Taxes Act 1988;
Trading Activities Requirement	the meaning given by paragraph 17 of Schedule 14;
Vested	capable of exercise in accordance with the terms and conditions of the Option Agreement and ‘Vest’ shall be construed accordingly;
Working Time	the meaning given by paragraph 29 of Schedule 14.

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